1 Noctiva™ Analyst and Investor Presentation Monday, November 13, 2017

2 Safe Harbor This presentation may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “will,” “may,” “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions, and the negatives thereof, identify forward-looking statements, each of which speaks only as of the date the statement is made. Although we believe that our forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, our business is subject to significant risks and as a result there can be no assurance that actual results of our research, development and commercialization activities and our results of operations will not differ materially from the results contemplated in such forward-looking statements. These risks include: (i) risks relating to our license agreement with Serenity Pharmaceuticals, LLC including that our internal analyses may overstate the market opportunity in the United States for the drug desmopressin acetate (the “Drug”) or we may not effectively exploit such market opportunity, that significant safety or drug interaction problems could arise with respect to the Drug, that we may not successfully increase awareness of nocturia and the potential benefits of the Drug, and that the need for management to focus attention on the development and commercialization of the Drug could cause our ongoing business operations to suffer; and (ii) the other risks, uncertainties and contingencies described in the Company's filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016, in particular under the captions “Forward-Looking Statements” and “Risk Factors,” including without limitation: our dependence on a small number of products and customers for the majority of our revenues; the possibility that our Bloxiverz®,Vazculep® and Akovaz® products, which are not patent protected, could face substantial competition resulting in a loss of market share or forcing us to reduce the prices we charge for those products; the possibility that we could fail to successfully complete the research and development for pipeline products we are evaluating for potential application to the FDA pursuant to our "unapproved-to-approved" strategy, or that competitors could complete the development of such products and apply for FDA approval of such products before us; the possibility that our products may not reach the commercial market or gain market acceptance; our need to invest substantial sums in research and development in order to remain competitive; our dependence on certain single providers for development of several of our drug delivery platforms and products; our dependence on a limited number of suppliers to manufacture our products and to deliver certain raw materials used in our products; the possibility that our competitors may develop and market technologies or products that are more effective or safer than ours, or obtain regulatory approval and market such technologies or products before we do; the challenges in protecting the intellectual property underlying our drug delivery platforms and other products; and our dependence on key personnel to execute our business plan. Except as may be required by law, we disclaim any obligation to publicly update any forward-looking statements to reflect events after the date of this presentation.

3 Avadel: a new chapter o Closing our history of solely focusing on drug delivery o Transitioning from dependence on partners to self-funded innovation o Welcoming long-term and sustainable growth o Committing to building shareholder value through diversified specialty product offerings o Welcome and thanks to Avadel’s senior team members here today: – Greg Divis, EVP & CCO – Mike Kanan, CFO – Phil Thompson, GC o Welcome to presenters: – Alan J. Wein MD, PhD (Hon) – Roger Dmochowski, MD, MMHC, FACS – Samuel Herschkowtiz, MD, CEO, Serenity – Seymour Fein, MD, CMO, Serenity – Steve A. Kaplan, MD – Greg Divis, EVP & CCO

4 Agenda o Nocturia market overview – Condition and its consequences; Alan Wein, MD, PhD(Hon) FACS – Current treatment options; Roger Dmochowski, MD, MMHC, FACS o Noctiva overview – Innovation and the invention; Samuel Herschkowitz, MD, Chief Executive Officer, Serenity Pharmaceuticals, LLC – Clinical overview; Seymour Fein, MD, Chief Medical Officer, Serenity Pharmaceuticals, LLC – Clinician’s perspective; Steven Kaplan, MD – Commercial update; Greg Divis, Executive Vice President and Chief Commercial Officer, Avadel o Panel Q&A o Closing remarks and company update; Mike Anderson, Avadel

5 Nocturia, the Condition and Its Consequences Alan J. Wein, MD, PhD(Hon), FACS Founders Professor and Emeritus Chief of Urology Director, Residency Program in Urology University of Pennsylvania Perelman School of Medicine PENN Medicine

6 • Highly prevalent – impacts over 40 million Americans1 • Under-recognized as a distinct condition • Associated with significant sleep disruption • Increasingly bothersome based on number of voids per night • Linked to health complications and a negative impact on quality of life Nocturia is • Simply due to OAB or BPH • Merely a normal part of aging • A disease that only affects the elderly • Something that should be ignored Nocturia is NOT Nocturia: waking 2 or more times per night to urinate 1. Bosch JLH, Weiss JP. The prevalence and causes of nocturia. J Urol. 2010;184(2):440-446.

Noctiva™
(desmopressin acetate) Nasal Spray

Prevalence, diagnosis, and treatment rates of nocturia[1-7]

Prevalence rate: 16%[1]

Diagnosis rate: 27%[2-5]

Treatment rate: 27%[6,7]


~40 million
~11 million
~3 M

1. Bosch JLH, Weiss JP. The prevalence and causes of nocturia. *J Urol*. 2010;184(2):440-446.
2. QuintilesIMS Secondary Research.
3. Lee LK, Goren A, Zou KH, et al. Potential benefits of diagnosis and treatment on health outcomes among elderly people with symptoms of overactive bladder. *Int J Clin Pract*. 2016;70(1):66-81.
4. Decision Resources, *Treatment Algorithm in OAB.*
5. Vuichoud C, Loughlin KR. Benign prostatic hyperplasia: epidemiology, economics and evaluation. *J Urol.* 2015;22(51):1-6.
6. Helfand BT, Evans RM, McVary KT. A comparison of the frequencies of medical therapies for overactive bladder in men and women: analysis of more than 7.2 million aging patients. *Eur Urol.* 2010;57(4):586-591.
7. Goldman HB, Anger JT, Esinduy CB, et al. Real-world patterns of care for the overactive bladder syndrome in the United States. *Urology.* 2016;87:64-69.

7

8 The prevalence and frequency of nocturia increase with age1 Popu la ti o n -b a sed P re v a le n ce ( % ) 1. Markland AD, Richter HE, Fwu CW, Eggers P, Kusek JW. Prevalence and trends of urinary incontinence in adults in the United States, 2001 to 2008. J Urol. 2011;186(2):589-593. Age (Years) 0 10 20 30 40 50 60 70 80 90 100 20-34 35-44 45-54 55-64 65-74 75+ 3 or more episodes 2 episodes 1 episode

9 Nocturia impacts both men and women 1. Coyne KS, Zhou Z, Bhattacharyya SK, Thompson CL, Dhawan R, Versi E. The prevalence of nocturia and its effect on health-related quality of life and sleep in a community sample in the USA. BJU Int. 2003;92(9):948-954. P re v a le n ce ( % ) Female Age (Years) Prevalence of Nocturia (≥2 Voids/Night) by Age in a US Community Study (N=5204)1 Male 0 5 10 15 20 25 30 35 40 18-24 25-34 35-44 45-54 55-64 65-74 75+

10 Multiple factors can cause nocturia1 1. Wein A, Lose GR, Fonda D. Nocturia in men, women and the elderly: a practical approach. Br J Urol. 2002;90(suppl 3):28-31. Nocturia Sleep disturbances Psychological disturbances Bladder- storage problems Mixed Nocturnal polyuria • Overproduction of urine at night • >33% of daily urine volume produced at night 24-hour polyuria Polyuria

Nocturnal polyuria (NP) is present in the majority of patients with nocturia



NP
Without NP
Europe[1]
n=845
26%
74%
Japan[2]
n=41*
17%
83%
USA[3]
n=934
12%
88%

*Males only.

1. Avery K, Donovan J, Peters TJ, Shaw C, Gotoh M, Abrams P. ICIQ: a brief and robust measure for evaluating the symptoms and impact of urinary incontinence. *Neurourol Urodyn.* 2004;23(4):322-330.
2. Chang SC, Lin AT, Chen KK, Chang LS. Multifactorial nature of male nocturia. *Urology*. 2006;67(3):541-544.
3. Weiss JP. Prevalence of nocturnal polyuria in nocturia. *J Urol.* 2009;181(4):538.

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12 0 10 20 30 40 50 60 1 2 3 4 or more No bother Small bother Moderate bother Major bother N=3474 1. Tikkinen KA, Johnson TM, Tammela TL, et al. Nocturia frequency, bother, and quality of life: how often is too often? A population-based study in Finland. Eur Urol. 2010;57(3):488-496. 2. Chapple CR, Batista JE, Berges R, et al. The impact of nocturia in patients with LUTS/BPH: need for new recommendations. Eur Urol. 2006;5(1)(suppl):12-18. Degree of bother increases with number of episodes per night1 Pe rcen tage o f Pa ti e n ts Nocturic episodes per night “Nocturia is the most bothersome symptom in patients with LUTS/BPH, having a significant impact on quality of life.”2 ~Chapple, et al.

13 The first few hours of sleep are the most important1-3 o Deep, slow-wave, restorative sleep occurs during the first hours, while less restorative, lighter sleep predominates later o Waking during the first 3 to 4 hours is more likely to leave a person groggy/tired the next day 1. Kerrebroeck PV, Drake M, Rees J. Nocturia: what do we need to know in 2017? Identify the cause and tailoring the treatment. Eur Med J Urol. 2017;5(1):32-37. 2. Stanley N. The underestimated impact of nocturia on quality of life. Eur Urol. 2005;4(7):17-19. 3. Akerstedt T, Nilsson PM. Sleep as restitution: an introduction. J Intern Med. 2003;254(1):6-12. “A single episode of nocturia had greater adverse effects if this occurred in the first 4 hours of sleep (where slow wave restorative sleep occurs) as opposed to the second 4 hours.”1 ~Van Kerrebroeck, et al.

Nocturia and sleep disruption have far-reaching health effects[1-6]

Noctiva™ (desmopressin acetate) Nasal Spray

- A Poorer overall health
- B Reduced health-related quality of life
- C Reduced work productivity
- D Increased falls and fractures
- E Increased mortality

1. Kobelt G, Borgstrom F, Mattiassön A. Productivity, vitality and utility in a group of healthy professionally active individuals with nocturia. *BJU Int.* 2003;91(3):190-195.
2. Asplund R. Hip fractures, nocturia, and nocturnal polyuria in the elderly. *Arch Gerontol Geriatr.* 2006;43(3):319-326.
3. Van Dijk L, Kooij DG, Schellevis FG. Nocturia in the Dutch adult population. *BJU Int.* 2002;90(7):644-648.
4. Stewart RB, Moore MT, May FE, Marks RG, Hale WE. Nocturia: a risk factor for falls in the elderly. *J Am Geriatr Soc.* 1992;40(12):1217-1220.
5. Ponholzer A, Temml C, Wehrberger C, Marszalek M, Madersbacher S. The association between vascular risk factors and lower urinary tract symptoms in both sexes. *Eur Urol.* 2006;50(3):581-586.
6. Nakagawa H, Niu K, Hozawa A, et al. Impact of nocturia on bone fracture and mortality in older individuals: a Japanese longitudinal cohort study. *J Urol.* 2010;184(4):1413-1418.

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15 Nocturia significantly impacts daily functioning of both women and men1,2 0.7 0.8 0.9 1.0 0.9 0.8 0.7 *** *** *** *** *** *** *** *** *** *** *** *** ** *** *** *** ****** *** *** *** *** *** *** *** *** *** * Men Women No nocturia 1 episode/night 2 episodes/night ≥3 episodes/night L e v e l V a lu e W or s e ning → Normal ← W or s e ning n=3597 Finnish women and men *P<0.05; **P<0.01; ***P<0.001 (test for trend). Worsening of nocturia is associated with greater impact 1. Tikkinen KA, Johnson TM, Tammela TL, et al. Nocturia frequency, bother, and quality of life: how often is too often? A population-based study in Finland. Eur Urol. 2010;57(3):488-496. 2. Sintonen H. The 15D instrument of health-related quality of life: properties and applications. Ann Med. 2001;33(5):328-336.

16 Nocturia impacts daytime sleepiness, naps, and sick leave1 0 5 10 15 20 25 30 35 40 Moderate Severe 5 to 7 days/wk 3 to 4 days/wk Sick Leave P ropo rtion o f P at ient s Every night (n=2056) 5 to 6 nights (n=402) 3 to 4 nights (n=706) <3 nights (n=5773) Daytime Sleepiness Naps Nocturnal Awakening Frequency/Week * * * * * * * * * *P<0.001 vs awaking <3 nights/week. 1. Ohayon MM. Nocturnal awakenings and comorbid disorders in the American general population. J Psychiatr Res. 2008;43(1):48-54.

Nocturia affects daytime activity and work productivity[1]

Noctiva™ (desmopressin acetate) Nasal Spray

Compared with controls, patients with nocturia had significantly ($P<0.001$):

- Increased work impairment (assessed using WPAI)
  - Work impairment increased with nocturia severity ($P<0.05$)
- Increased impairment in non-work activities (WPAI)
- Reduced vitality (SF-36)
  - Vitality decreased with nocturia severity ($P<0.01$)
- Reduced overall QoL (utility; EQ-5D)

Productivity, vitality, and QoL were assessed in 203 professionally active adults in Sweden with ≥1 void/night.
WPAI: Work Productivity and Activity Impairment Questionnaire
EQ-5D: Euro Quality of Life Questionnaire

1. Kobelt G, Borgstrom F, Mattiassön A. Productivity, vitality and utility in a group of healthy professionally active individuals with nocturia. *BJU Int.* 2003;91(3):190-195.

17

18 Nocturia: falls and hip fractures1,2,3 oNocturia increases risk of a fall 25% over 3 years oOdds Ratio (OR) for a fall increases from 1.84 (Nx2) to 2.15 (Nx3) oOR for hip fracture – 1.36 in older men, N ≥ 2 – 1.8 in older men, N ≥ 3 1. Stewart et al. J Am Ger Soc, 1992 2. Bliwise et al. Sleep Medicine, 2009 3. Temml et al. NeuroUrol Urodyn, 2009

19 Nocturia is a strong predictor of mortality1 1. Kupelian V, Fitzgerald MP, Kaplan SA, Norgaard JP, Chiu GR, Rosen RC. Association of nocturia and mortality: results from the Third National Health and Nutrition Examination Survey. J Urol. 2011;185(2):571-577. ≥2 voids/night are associated with worse survival in a population-based sample of 7455 men and 8533 women Men 1 .9 .8 .7 .6 .5 Nocturia <2 Nocturia 2+ Months 0 12 24 36 48 60 72 84 96 108 120 132 144 Women 1 .9 .8 .7 .6 .5 Nocturia <2 Nocturia 2+ Months 0 12 24 36 48 60 72 84 96 108 120 132 144 US Data NHANES III S u rv iv a lP ro bab ili ty Su rv iv a lP ro b a b ili ty

20 Nocturia, Current Treatment Roger Dmochowski, MD, MMHC, FACS Professor of Urology and Gynecology Vanderbilt University Medical Center

21 “Improvements in nocturia contribute considerably to overall improvements in health-related quality of life.”1 1. Van Dijk MM, Debruyne WH, Rosette DL, Michel MC. The role of nocturia in the quality of life of men with lower urinary tract symptoms. BJU Int. 2010;105(8):1141-1146. ~Van Dijk, et al.

22 Simple logic to decrease nocturia Decrease bladder activation on motor and/or sensory side of the micturition cycle (OAB, BPH, Combination) Decrease significant residual urine volume and thereby improve nocturnal storage capacity (BPH) Decrease nocturnal urine production

23 Nocturia therapies: outcome indicators Number of nocturia episodes per night Time to first awakening (FSUP) QoL indicators Long-term decrease in adverse events (parallel variation)

24 Nocturia treatment • Preemptive voiding • Nocturnal and late afternoon dehydration • Dietary restrictions (eg, caffeine, alcohol) • Medication timing (late afternoon diuretic) • Compression stockings • Afternoon and evening leg elevation Behavior/lifestyle modifications Target the most prominent symptoms or set of symptoms first • Overactive bladder • Prostatic enlargement/obstruction • Nocturnal polyuria Pharmacologic therapies

25 But current treatment options do not effectively treat nocturia “Medications to treat LUTS in men…were not significantly better than placebo in short-term use.”1 EAU Guidelines Committee “Data on OAB medications generally had a female predominant population and were not significantly better than placebo in short-term use. It is an assumption that this would also apply in male only populations…”1 EAU Guidelines Committee “…little response has been seen from anticholinergic agents and alpha-blockers.”2 Drake, et al. 1. Sakalis VI, Karavitakis M, Bedretdinova D, et al. Medical treatment of nocturia in men with lower urinary tract symptoms: systematic review by the European Association of Urology Guidelines Panel for Male Lower Urinary Tract Symptoms. Eur Urol. 2017;72(5):757-769. 2. Kerrebroeck PV, Drake M, Rees J. Nocturia: what do we need to know in 2017? Identify the cause and tailoring the treatment. Eur Med J Urol. 2017;5(1):32-37.

OAB and BPH therapies do not address the true source of nocturia

Noctiva™
(desmopressin acetate) Nasal Spray

Benign prostatic hyperplasia (BPH)



Alpha blockers relax the muscle of the prostate and bladder neck, allowing urine to flow more easily[1]

Overactive bladder (OAB)



Anticholinergics target receptors in the bladder, improving capacity and reducing involuntary contractions, urgency, and frequency[2]

Nocturia due to nocturnal polyuria



Nocturia due to nocturnal polyuria results from overproduction of urine by the kidneys at night[3]

1. Asseldonk BV, Barkin J, Elterman DS. Medical therapy for benign prostatic hyperplasia: a review. *Can J Urol.* 2015;22(suppl 1):7-17.
2. Jayarajan J, Radomski SB. Pharmacotherapy of overactive bladder in adults: a review of efficacy, tolerability, and quality of life. *Res Rep Urol.* 2013;6:1-16.
3. Fine ND, Weiss JP, Wein AJ. Nocturia: consequences, classification, and management. F1000Res. 2017;6:1627.

26

Many patients are not satisfied with current treatment options[1-4]

Noctiva™
(desmopressin acetate) Nasal Spray

BPH/OAB therapies have limited effect on nocturia

Therapy	Reduction in voids vs placebo
Doxazosin + Finasteride[2]	0.2 voids
Solifenacin[3]	0.16 voids
Fesoterodine[4]	0.14 voids
Oxybutynin[4]	0.11 voids

1. Noctiva Quantitative Market Research Assessment Patient Final Report. April 16, 2014.
2. Johnson TM, Jones K, Williford WO, Kutner MH, Issa MM, Lepor H. Changes in nocturia from medical treatment of benign prostatic hyperplasia: secondary analysis of the Department of Veterans Affairs Cooperative Study Trial. *J Urol.* 2003;170(1):145-148.
3. Yamaguchi O, Marui E, Kakizaki H, Itoh N, Yokota T, Okada H. Randomized, double-blind, placebo- and propiverine-controlled trial of the once-daily antimuscarinic agent solifenacin in Japanese patients with overactive bladder. *BJU Int.* 2007;100(3):579-587.
4. Buser N, Ivic S, Kessler TM, Kessels AG, Bachmann LM. Efficacy and adverse events of antimuscarinics for treating overactive bladder: network meta-analysis. *Eur Urol.* 2012;62(6):1040-1060.

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28 Nocturia treatment considerations o BPH and OAB therapies do not adequately address the underlying cause of nocturia in a majority of patients: nocturnal polyuria o Improvement in nocturia is therefore often minimal with BPH/OAB therapies o Antidiuretic therapy with desmopressin targets nocturnal polyuria and is endorsed with the highest level of recommendation by ICS and EAU1,2 1. Marshall SD, Raskolnikov D, Blanker MH, et al. Nocturia: current levels of evidence and recommendations from the International Consultation on Male Lower Urinary Tract Symptoms. Urology. 2015;85(6):1291-1299. 2. Sakalis VI, Karavitakis M, Bedretdinova D, et al. Medical treatment of nocturia in men with lower urinary tract symptoms: systematic review by the European Association of Urology Guidelines Panel for male lower urinary tract symptoms. Eur Urol. 2017;72(5):757-769.

29 Desmopressin is effective for the treatment of nocturia1 o Oral and sublingual formulations of desmopressin were associated with an increased risk of hyponatremia o Desmopressin works at the source of nocturia by increasing urea reabsorption in the medullary collecting tubule Study Effective dose Route of delivery Clinical response in treatment arm (%) Clinical response in placebo arm (%) Incidence of hyponatremia (%) Mattiasson 2002 0.1, 0.2, 0.4 mg Oral 34 3 8 Lose 2003 0.1, 0.2, 0.4 mg Oral 44 4 12 Lose 2004 0.1, 0.2, 0.4 mg Oral 67 NA 14 Van Kerrebroeck 2007 0.1, 0.2, 0.4 mg Oral 33 11 3 Rembratt 2003 0.2 mg Oral 82 NA 5 Kuo 2002 0.1 mg Oral 66.7 NA 3 Wang 2011 0.1 mg Oral 61.4 13.8 16 1. Friedman FM, Weiss JP. Desmopressin in the treatment of nocturia: clinical evidence and experience. Ther Adv Urol. 2013;5(6):310-317.

30 Current nocturia therapy has varying effectiveness Has not shown durable efficacy in clinical practice Behavioral modification have marginal efficacy for treating nocturia Drugs for OAB and BPH Effective for nocturia, but use limited by safety concerns Desmopressin

31 Conclusions oNocturia is an important medical condition associated with significant morbidity oNocturia increases the risk of falls and is a strong predictor of mortality oNocturia disrupts normal sleep, causes daytime fatigue and loss of productivity, and impairs ability to perform daily activities oBehavior modifications do little to address nocturia, and pharmacologic options are limited by efficacy and safety concerns

32 Noctiva, the Invention Samuel Herschkowtiz, MD Chief Executive Officer, Serenity Pharmaceuticals, LLC Noctiva is not yet available for prescription.

33 The challenge: To limit the duration of antidiuretic action of desmopressin to 4 to 6 hours at night in order to achieve efficacy and improve the safety profile (minimize risk of hyponatremia)

Noctiva™
(desmopressin acetate) Nasal Spray

Noctiva (desmopressin acetate) product overview

First-in-class product[1]

For the treatment of nocturia due to nocturnal polyuria in adults who awaken 2 or more times per night to void[2]

- No therapeutic equivalent[3]
- Patented spray technology to maximize drug delivery[4]
- Very low-dose desmopressin in a metered-dose nasal spray[5]
- 1 spray 30 minutes before bed[2]; works on first use[4]


Rx Only
NDC 71758-107-55
Noctiva
(desmopressin acetate) Nasal Spray
1.66 mcg/0.1 mL*
FOR INTRANASAL USE ONLY
Avadel Pharmaceuticals
Rx Only
Noctiva
(desmopressin acetate) Nasal Spray
0.83 mcg/0.1 mL*
FOR INTRANASAL USE ONLY
Avadel Pharmaceuticals

FDA-approved March 3, 2017[1]
Avadel secured exclusive rights September 2017[7]

- Rapid absorption and lasts for ~4 to 6 hours after administration[2]
- Works in the kidneys to decrease urine production[2]
- Decreases the number of nighttime voids[2]
- Approval based on more stringent efficacy threshold than other desmopressin studies (response defined as 50% reduction in nocturic episodes [vs 33%])[2,6]

1. US Food and Drug Administration. FDA approves first treatment for frequent urination at night due to overproduction of urine. https://www.fda.gov/NewsEvents/Newsroom/PressAnnouncements/ucm544877.htm. Published March 3, 2017.
2. Noctiva [package insert]. Chesterfield, MO: Avadel Specialty Pharmaceuticals, LLC; 2017.
3. US Food and Drug Administration. Drugs@FDA: FDA-approved drug products. https://www.accessdata.fda.gov/scripts/cder/daf/index.cfm?event=overview.process&ApplNo=201656. 2017.
4. Data on file. Avadel Specialty Pharmaceuticals, LLC.
5. Kaminetsky J, Fein S, Dmochowski R, et al. Efficacy and safety of SER120 nasal spray in nocturia patients: pooled analysis of 2 randomized, double-blind, placebo-controlled phase 3 trials. *J Urol*. 2017 [in preparation].
6. US Food and Drug Administration. Nocdurna briefing document. https://www.fda.gov/downloads/AdvisoryCommittees/CommitteesMeetingMaterials/Drugs/EndocrinologicandMetabolicDrugsAdvisoryCommittee/UCM429354.pdf. Published December 3, 2014.
7. Avadel Pharmaceuticals press release.

34

The solution: Noctiva

Noctiva™ (desmopressin acetate) Nasal Spray

- **A** Very low dose of desmopressin[1]
- **B** Engineered to achieve highly consistent absorption from dose to dose and from patient to patient[1]
- **C** Pharmacokinetic coefficient of variation is comparable to subcutaneous administration[2]
- **D** Patented permeation enhancer (CPD) results in higher bioavailability and rapid absorption, resulting in peak blood levels within 20 to 45 minutes[2,3]
- **E** Almost no depot effect: all the desmopressin that will be absorbed into the blood is absorbed quickly[2]

1. Kaminetsky J, Fein S, Dmochowski R, et al. Efficacy and safety of SER120 nasal spray in nocturia patients: pooled analysis of 2 randomized, double-blind, placebo-controlled phase 3 trials. *J Urol*. 2017 [in preparation].
2. Data on file. Avadel Specialty Pharmaceuticals, LLC.
3. Noctiva [package insert]. Chesterfield, MO: Avadel Specialty Pharmaceuticals, LLC; 2017.

35

Noctiva™ (desmopressin acetate) Nasal Spray

Noctiva was designed specifically for the patient with nocturia*

- The novel and patented Noctiva formulation produces:

High bioavailability[1]
(~8%)

Peak plasma concentration <10 pg/mL[2]

Short duration of action[2]
(4-6 hours)

Unique spray pattern[3]
(centrifugal, donut-shaped droplet distribution, which deposits more drug on nasal turbinates)

These features optimize blood levels and duration of action, which minimize the incidence of hyponatremia

*Due to nocturnal polyuria in adults who awaken at least 2 times per night to void.

1. Cohn JA, Kowalik CG, Reynolds WS, et al. Desmopressin acetate nasal spray for adults with nocturia. Exp Rev Clin Pharmacol. 2017. doi:10.1080/17512433.2017.1394185.
2. Noctiva [package insert]. Chesterfield, MO: Avadel Specialty Pharmaceuticals, LLC; 2017.
3. Data on file. Avadel Specialty Pharmaceuticals, LLC.

36

37 Noctiva vs aqueous-based nasal spray1 Aqueous base Noctiva Plume geometry Spray pattern 1. Data on file. Avadel Specialty Pharmaceuticals, LLC.

38 Overview of Clinical Data Seymour Fein, MD Chief Medical Officer, Serenity Pharmaceuticals, LLC Noctiva is not yet available for prescription.

39 Noctiva has been studied in clinical trials in over 2300 patients Open-label studies ELD (N=32) 56-day study in elderly patients (75 to 85 years) OL1 (N=376) Long-term, 43 weeks DB3-A2 (N=393) 126-week extension study Pivotal Phase III studies DB3 (N=745) 99 days DB4 (N=797) 99 days Initial Phase III studies DB1 (N=301) 50 days DB2 (N=326) 50 days Phase I/IIA NS 200801 (phase 1) Single dose, crossover (N=12) CRI 201002 (phase 1) Single dose; impaired renal function (N=16) NS 200802 (phase 2A) 12 days (N=43)

40 Overview of Pivotal Clinical Study Data 2 Phase III randomized, double-blind, placebo-controlled, parallel-group, multicenter, clinical studies (DB3 and DB4) Noctiva is not yet available for prescription.

41 Change in mean number of nocturic episodes per night1 -1.2 -1.4 -1.5 -1.6 -1.4 -1.2 -1 -0.8 -0.6 -0.4 -0.2 0 LS M ean Cha n ge From B asel in e DB3/DB4 combined results NOCTIVA 1.66 mcg N=342 NOCTIVA 0.83 mcg N=354 Placebo N=349 Baseline (LS mean) 3.3 3.4 3.3 Difference from placebo – -0.2 -0.3 P value vs placebo – <.0001 <.0001 ITT population with nocturia due to nocturnal polyuria. Co-primary Efficacy Endpoint 1. Sussman D, Kaminetsky J, Efros M, et al. SER120 nasal spray is effective for the treatment of nocturia in patients regardless of etiology: A pooled analysis of two randomized, placebo-controlled phase 3 trials. Presented at: Society of Urodynamics, Female Pelvic Medicine & Urogenital Reconstruction (SUFU); February 28-March 4, 2017; Scottsdale, AZ.

42 Percentage of patients achieving ≥50% reduction in nocturic episodes1 27.5 37.3 48.0 0 10 20 30 40 50 Percen ta g e o f P a ti en ts Difference from placebo (%) – 9.8 20.5 P value vs placebo .0055 <.0001 Co-primary Efficacy Endpoint ITT population with nocturia due to nocturnal polyuria. DB3/DB4 combined results NOCTIVA 1.66 mcg N=342 NOCTIVA 0.83 mcg N=354 Placebo N=349 1. Sussman D, Kaminetsky J, Efros M, et al. SER120 nasal spray is effective for the treatment of nocturia in patients regardless of etiology: a pooled analysis of two randomized, placebo-controlled phase 3 trials. Presented at: Society of Urodynamics, Female Pelvic Medicine & Urogenital Reconstruction (SUFU); February 28-March 4, 2017; Scottsdale, AZ.

43 1.66 mcg minus Placebo 0.83 mcg minus Placebo Overall Sex Male Female Age <65 years ≥65 years Nocturia etiology Nocturnal polyuria No nocturnal polyuria OAB by history BPH by history Favors SER120 Favors Placebo Co-primary Efficacy Endpoint Reduction in mean number of nocturic episodes per night by gender, age, and nocturia etiology1 -1.0 -0.8 -0.6 -0.4 -0.2 0.0 0.2 0.4 0.6 0.8 1.0 ITT population-pooled analysis. Noctiva was effective regardless of sex, age, or etiology 1. Data on file. Avadel Specialty Pharmaceuticals, LLC.

44 Time From Bedtime to 1st Nocturic Episode 0 60 120 180 240 300 Change in Time From Bedtime to 1st Nocturic Episode Minutes (SE) P<0.0001 P<0.0001 Placebo (N=349) NOCTIVA 0.83 mcg (N=354) NOCTIVA 1.66 mcg (N=342) Secondary Efficacy Endpoint Change in time from bedtime to first nocturic episode1 ITT population with nocturia due to nocturnal polyuria. Data reported as LSM (least squares mean) ± SE (standard error) unless otherwise indicated. P<0.0001 P<0.0001252 minutes 234 minutes 210 minutes 108 minutes 96 minutes 66 minutes Patients using Noctiva were able to stay asleep longer 1. Sussman D, Kaminetsky J, Efros M, et al. SER120 nasal spray is effective for the treatment of nocturia in patients regardless of etiology: a pooled analysis of two randomized, placebo-controlled phase 3 trials. Presented at: Society of Urodynamics, Female Pelvic Medicine & Urogenital Reconstruction (SUFU); February 28-March 4, 2017; Scottsdale, AZ.

45 Secondary Efficacy Endpoint Change in percentage of nights with 0 or ≤1 nocturic episode1 0 5 10 15 20 25 30 35 40 45 50 Cha n ge From B asel ine in Percen ta g e o f N ig h ts 0 nocturic episodes, on a per-patient basis NOCTIVA 1.66 mcg N=342 NOCTIVA 0.83 mcg N=354 Placebo N=349 NOCTIVA 1.66 mcg N=342 NOCTIVA 0.83 mcg N=354 Placebo N=349 ITT population with nocturia due to nocturnal polyuria. P<0.0001 P=0.0166 P<0.0001 P=0.0099 ≤1 nocturic episode, on a per-patient basis 1. Sussman D, Kaminetsky J, Efros M, et al. SER120 nasal spray is effective for the treatment of nocturia in patients regardless of etiology: A pooled analysis of two randomized, placebo-controlled phase 3 trials. Presented at: Society of Urodynamics, Female Pelvic Medicine & Urogenital Reconstruction (SUFU); February 28-March 4, 2017; Scottsdale, AZ.

46 Reduction in nocturnal urine volume1 -350 -300 -250 -200 -150 -100 -50 0 mL (S E ) DB3/DB4 combined results NOCTIVA 1.66 mcg N=342 NOCTIVA 0.83 mcg N=354 Placebo N=349 Secondary Efficacy Endpoint Patients using Noctiva produced significantly less urine at night ITT population with nocturia due to nocturnal polyuria. Data reported as LSM (least squares mean) ± SE (standard error) unless otherwise indicated. P<0.0001 P=0.0395 1. Sussman D, Kaminetsky J, Efros M, et al. SER120 nasal spray is effective for the treatment of nocturia in patients regardless of etiology: a pooled analysis of two randomized, placebo-controlled phase 3 trials. Presented at: Society of Urodynamics, Female Pelvic Medicine & Urogenital Reconstruction (SUFU); February 28-March 4, 2017; Scottsdale, AZ.

47 Magnitude of change in responders for various efficacy variables1 2.9 5.3 0 1 2 3 4 5 6 Change in Time to First Void Time to First Void Change in Time to First Episode and Time to First Episode -2.1 -2.5 -2.0 -1.5 -1.0 -0.5 0.0 Mean Reduction in Nocturic Episodes 20.08 76.20 0 10 20 30 40 50 60 70 80 90 0 ≤1 Reduction in Nocturnal Urine Volume -329.6 -360 -310 -260 -210 -160 -110 -60 -10 Change in Percentage of Nights with 0 or ≤1 Nocturic Episodes 1.5 mcg Treatment Group (N=214) P e rc e n t In c re a se Mean Episode Decrease d Time in Hour s Milliliters Decrease d 1. Data on file. Avadel Specialty Pharmaceuticals, LLC.

48 -1.3 -1.6 -1.7 -1.9 -1.8 -1.9 -1.8 -1.8 -1.9 -1.9 -2.0 -1.9 -2.1 -2.0 -1.9 -2.0 -2.0 -2.1 -2.5 -2 -1.5 -1 -0.5 0 0 6 12 18 24 30 36 42 48 54 60 66 72 78 84 90 96 102 108 114 120 126 Time (weeks) Noctiva 1.66 mcg long-term Durability: reduction in mean nocturic episodes per night1 Open-Label, Long-Term Extension Trial—Up to 126 Weeks Chan g e in N o c tur ic Ep isodes/ N ig h t Time interval assessment (n) = Time of diary assessment (number of patients). (n=10) (n=39)(n=60) (n=130)(n=194) (n=222)(n=317)(n=346) (n=358) (n=375) (n=388) 1. MacDiarmid S, Nicandro JP, Cheng M, et al. Long-term efficacy and safety of ser120 1.66 mcg in patients with nocturia: results from a 2-year open-label extension study. Poster presented at: Annual Meeting of the American Urological Association (AUA); May 12-16, 2017; Boston, MA. (n=330) (n=184) (n=223) (n=166) (n=60) (n=48) (n=21)

49 INTU items: placebo-subtracted mean change scores ITT population1 1.66 mcg minus Placebo 0.83 mcg minus Placebo Overall Impact Score Daytime Impact Score Item 1: Concentration Item 2: Tiredness Item 3: Completing Activities Item 4: Irritability Item 6: AM Restfulness Item 10: AM Drowsiness Nighttime Impact Score Item 5: Nocturia Anxiety* Item 7: Premature Waking* Item 8: Insufficient Sleep Item 9: Nocturia Bother* -8 -7 -6 -5 -4 -3 -2 -1 0 1 2 3 4 5 6 7 8 Favors Noctiva Favors PlaceboNoctiva 1.66-mg dose shows significant improvement vs placebo. INTU consists of 10 items and is a reliable and validated patient-reported outcome that measures impact of nocturia 1. Rovner E, Bennett J, Abrams S, et al. Improvement in patient-reported treatment benefit and health-related quality of life following treatment with ser-120 among patients with nocturia. Poster presented at: Society for Urodynamics and Female Urology (SUFU); February 28-March 4, 2017; Scottsdale, AZ.

O'Brien multivariate rank analysis for INTU items: change from screening to treatment[1]


Placebo
NOCTIVA 1.66 mcg
Concentration
Tiredness
Completing Activities
Irritability
Nocturia Anxiety
AM Restfulness
Premature Waking
Insufficient Sleep
Nocturia Bother
AM Drowsiness
268.0
225.0

Axis Length is Mean Rank. The highest rank represents the greatest reduction among all change values of an outcome variable in the pooled set of 2 samples.

ITT population-pooled analysis.

1. Data on file. Avadel Specialty Pharmaceuticals, LLC.

50

51 Integrated Summary of Safety Overview of hyponatremia data

52 5.2 0 0.3 9.3 2.3 0 12.3 2.1 1.5 0 5 10 15 20 25 130-134 mmol/L 126-129 mmol/L ≤125 mmol/L Placebo Noctiva 0.83 mcg Noctiva 1.66 mcg No. of patients 18/349 33/354 42/341 1/349 8/354 7/341 1/349 0/354 5/341 Serum Sodium Concentration (mmol/L) Pe rc en ta ge o f P a tie n ts Incidence of serum sodium concentration below normal range1 DB3/DB4 Studies • Patients ≥65 had a higher risk of hyponatremia • Rate of hyponatremia was similar in men and women 1. Noctiva [package insert]. Chesterfield, MO; Avadel Specialty Pharmaceuticals, LLC; 2017.

53 Note: The N (%) from 0.75-mcg group is based on the number of patients from the ELD and OL1 studies. Treatment period for the ELD study was 8 weeks while the treatment period for the OL1 study was 43 weeks. Incidence of patients with nadir serum sodium post baseline by serum sodium range1 ISS ELD/OL1/DB3-A2 Studies, Safety Population Serum Sodium Range (mmol/L) Noctiva 1.66 mcg N=358 n (%) Noctiva 0.83 mcg N=238 n (%) 130-134 43 (12.0) 13 (5.5) 126-129 1 (0.3) 0 ≤125 0 0 • In a 2-year, open-label extension study, no patient using 1.66 mcg Noctiva reported an occurrence of hyponatremia 1. Data on file. Avadel Specialty Pharmaceuticals, LLC.

54 NoctivaTM (desmopressin acetate) Indication and Boxed Warning o INDICATIONS AND USAGE: Noctiva is a vasopressin analog indicated for the treatment of nocturia due to nocturnal polyuria in adults who awaken at least 2 times per night to void. – Limitation of Use: Not studied in patients younger than 50 years of age. WARNING: HYPONATREMIA Noctiva can cause hyponatremia. Severe hyponatremia can be life-threatening, leading to seizures, coma, respiratory arrest or death. Noctiva is contraindicated in patients at increased risk of severe hyponatremia, such as patients with excessive fluid intake, illnesses that can cause fluid or electrolyte imbalances, and in those using loop diuretics or systemic or inhaled glucocorticoids. Ensure serum sodium concentrations are normal before starting or resuming Noctiva. Measure serum sodium within seven days and approximately one month after initiating therapy or increasing the dose, and periodically during treatment. More frequently monitor serum sodium in patients 65 years of age and older and in patients at increased risk of hyponatremia. If hyponatremia occurs, Noctiva may need to be temporarily or permanently discontinued. Please see the full Prescribing Information for Noctiva at https://www.accessdata.fda.gov/drugsatfda_docs/label/2017/201656lbl.pdf

Noctiva Important Safety Information (continued)

Noctiva™
(desmopressin acetate) Nasal Spray

- **CONTRAINDICATIONS:** Hyponatremia or a history of hyponatremia, polydipsia, primary nocturnal enuresis, concomitant use with loop diuretics or systemic or inhaled glucocorticoids, estimated glomerular filtration rate below 50 mL/min/1.73 m^2, Syndrome of inappropriate antidiuretic hormone secretion (SIADH, during illnesses that can cause fluid or electrolyte imbalance, New York Heart Association (NYHA) Class II-IV congestive heart failure, uncontrolled hypertension
- **WARNINGS AND PRECAUTIONS**
  - **Fluid retention:** Not recommended in patients at risk of increased intracranial pressure or history of urinary retention. Monitor volume status in patients with NYHA Class I congestive heart failure.
  - **Nasal conditions:** Discontinue in patients with concurrent nasal conditions that may increase absorption, until resolved.
- **ADVERSE REACTIONS:** Common adverse reactions in clinical trials (incidence >2%) included nasal discomfort, nasopharyngitis, nasal congestion, sneezing, hypertension / blood pressure increased, back pain, epistaxis, bronchitis and dizziness.
- **DRUG INTERACTIONS:** Monitor serum sodium more frequently when Noctiva is concomitantly used with drugs that may cause water retention and increase the risk for hyponatremia (e.g., tricyclic antidepressants, selective serotonin re-uptake inhibitors, chlorpromazine, opiate analgesics, nonsteroidal anti-inflammatories, lamotrigine and carbamazepine).
- **USE IN SPECIFIC POPULATIONS**
  - **Pregnancy:** Use of Noctiva is not recommended.
  - **Pediatric:** Do not use Noctiva for primary nocturnal enuresis in children.

Please see the full Prescribing Information for Noctiva at https://www.accessdata.fda.gov/drugsatfda_docs/label/2017/201656lbl.pdf

55

56 A Clinician’s Perspective Steve A. Kaplan, MD Professor of Urology, Icahn School of Medicine at Mount Sinai Director, Benign Urologic Diseases and The Men’s Health Program, Mount Sinai Health System Noctiva is not yet available for prescription.

Summary point 1

Noctiva™
(desmopressin acetate) Nasal Spray

Nocturia is an under-recognized condition

- Out of an estimated 40 million Americans with nocturia, only approximately 11 million have been diagnosed[1-4]
- Prevalence increases with age[5]
- Nocturnal polyuria impacts 4 out of 5 people with nocturia[6-8]

1. QuintilesIMS Secondary Research.
2. Lee LK, Goren A, Zou KH, et al. Potential benefits of diagnosis and treatment on health outcomes among elderly people with symptoms of overactive bladder. *Int J Clin Pract.* 2016;70(1):66-81.
3. Decision Resources, Treatment Algorithm in OAB.
4. Vuichoud C, Loughlin KR. Benign prostatic hyperplasia: epidemiology, economics and evaluation. *J Urol.* 2015;22(51):1-6.
5. Markland AD, Richter HE, Fwu CW, Eggers P, Kusek JW. Prevalence and trends of urinary incontinence in adults in the United States, 2001 to 2008. *J Urol.* 2011;186(2):589-593.
6. Avery K, Donovan J, Peters TJ, Shaw C, Gotoh M, Abrams P. ICIQ: a brief and robust measure for evaluating the symptoms and impact of urinary incontinence. *Neurourol Urodyn.* 2004;23(4):322-330.
7. Chang SC, Lin AT, Chen KK, Chang LS. Multifactorial nature of male nocturia. *Urology.* 2006;67(3):541-544.
8. Weiss JP. Prevalence of nocturnal polyuria in nocturia. *J Urol.* 2009;181(4):538.

57

Noctiva™
(desmopressin acetate) Nasal Spray

Summary point 2

Nocturia has important consequences for health, lifestyle, and work

- Nocturia sufferers may have an elevated risk of diabetes, hypertension, coronary heart disease, and death[1]
- Nocturia significantly impacts daily functioning[2,3]
- Those who awoke at least 3 nights per week to void had a statistically significant increase of daytime sleepiness, naps, and sick leave[4]
- Nocturia is a strong predictor of falls and mortality[5-9]

1. Lightner DJ, Krambeck AE, Jacobson DJ, et al. Nocturia is associated with an increased risk of coronary heart disease and death. *BJU Int.* 2012;110(6):848-853.
2. Tikkinen KA, Johnson TM, Tammela TL, et al. Nocturia frequency, bother, and quality of life: how often is too often? A population-based study in Finland. *Eur Urol.* 2010;57(3):488-496.
3. Sintonen H. The 15D instrument of health-related quality of life: properties and applications. *Ann Med.* 2001;33(5):328-336.
4. Ohayon MM. Nocturnal awakenings and comorbid disorders in the American general population. *J Psychiatr Res.* 2008;43(1):48-54.
5. Stewart RB, Moore MT, May FE, Marks RG, Hale WE. Nocturia: a risk factor for falls in the elderly. *J Am Geriatr Soc.* 1992;40(12):1217-1220.
6. Bliwise DL, Foley DJ, Vitiello MV, Ansari FP, Ancoli-Israel S, Walsh JK. Nocturia and disturbed sleep in the elderly. *Sleep Med.* 2009;10(5):540-548.
7. Ponholzer A, Temml C, Wehrberger C, Marszalek M, Madersbacher S. The association between vascular risk factors and lower urinary tract symptoms in both sexes. *Eur Urol.* 2006;50(3):581-586.
8. Parsons JK, Mougey J, Lambert L, et al. Lower urinary tract symptoms increase the risk of falls in older men. *BJU Int.* 2009;104(1):63-68.
9. Kupelian V, Fitzgerald MP, Kaplan SA, Norgaard JP, Chiu GR, Rosen RC. Association of nocturia and mortality: results from the Third National Health and Nutrition Examination Survey. *J Urol.* 2011;185(2):571-577.

58

Summary point 3

Noctiva™ (desmopressin acetate) Nasal Spray

We finally have a safe and effective nocturia* therapy for both men and women

- Noctiva is the first and only FDA-approved treatment for nocturia[1]*
- Noctiva effectively treats nocturia using 1/100th of the desmopressin dosage of other formulations[2,3]
- Noctiva decreased nocturic episodes, lengthened the time to first void, and decreased nighttime urine volume[4]
- Noctiva significantly improved quality of life in patients with nocturia[2]
- Risk of hyponatremia was low, with a similar incidence in men and women[2]

*Due to nocturnal polyuria in adults who awaken at least 2 times per night to void.

1. US Food and Drug Administration. FDA approves first treatment for frequent urination at night due to overproduction of urine. https://www.fda.gov/NewsEvents/Newsroom/PressAnnouncements/ucm544877.htm. Published March 3, 2017.
2. Noctiva [package insert]. Chesterfield, MO; Avadel Specialty Pharmaceuticals, LLC; 2017.
3. DDAVP nasal spray [package insert]. Bridgewater, NJ: sanofi-aventis U.S. LLC.
4. Cohn JA, Kowalik CG, Reynolds WS, et al. Desmopressin acetate nasal spray for adults with nocturia. *Exp Rev Clin Pharmacol*. 2017. doi:10.1080/17512433.2017.1394185

59

60 Commercial Strategy and Launch Update Greg Divis, Executive Vice President and Chief Commercial Officer Avadel

61 Highlights o Market overview o Situation analysis—recent key learnings – Prescriber – Patient – Payer o Brand strategic plan o Launch update and timing o Physician segmentation and field force update o Key financial highlights o Summary

62 Nocturia market overview ~3 M Attractive existing market with significant upside for market expansion ~50% Dx nocturia alone ~50% Dx nocturia with other (OAB/BPH) 6 to 12 million8 annual TRxs $2B+8 current annual market value 1. Bosch JLH, Weiss JP. The prevalence and causes of nocturia. J Urol. 2010;184(2):440-446. 2. QuintilesIMS Secondary Research. 3. Lee LK, Goren A, Zou KH, et al. Potential benefits of diagnosis and treatment on health outcomes among elderly people with symptoms of overactive bladder. Int J Clin Pract. 2016;70(1):66-81. 4. Decision Resources, Treatment Algorithm in OAB. 5. Vuichoud C, Loughlin KR. Benign prostatic hyperplasia: epidemiology, economics and evaluation. J Urol. 2015;22(51):1-6. 6. Helfand BT, Evans RM, McVary KT. A comparison of the frequencies of medical therapies for overactive bladder in men and women: analysis of more than 7.2 million aging patients. Eur Urol. 2010;57(4):586-591. 7. Goldman HB, Anger JT, Esinduy CB, et al. Real-world patterns of care for the overactive bladder syndrome in the United States. Urology. 2016;87:64-69. 8. Data on file.

63 At a state level, the highest nocturia prevalence rates tend to occur in the Midwest and South Central states 2.95 6.83 10.70 Patients With Nocturia per 1000 Population Source: QI Nocturia Predictive Modeling October 2017 based on Xponent and Claims Databases, MAT July 2017. US Census projected population data 2016.

64 Anticholinergics and alpha-blockers are the most common treatments for nocturia due to OAB and BPH overlap Sources: Physician interviews, physician survey. July 2017. Physicians will treat patients based upon the presentation and etiology of nocturia • Patients with other comorbidities, such as diabetes, hypertension, or infections, will be treated for those conditions first unless nocturia is a primary patient complaint • Older desmopressin formulations currently used primarily when no other underlying conditions appear with nocturia

65 Current branded treatments and price points Product WAC Package Size VESIcare Oral Tablet 10 mg or 5 mg (same price) $314.77 30 tablets Detrol LA Oral Capsule Extended Release 24 Hour 2 mg $365.00 30 capsules Ditropan XL – Ditropan XL Oral Tablet Extended Release 24 Hour 10 mg $636.12 100 tablets Myrbetriq Oral Tablet Extended Release 24 Hour 25 mg $323.45 30 tablets Flomax Oral Capsule 0.4 mg $731.45 100 capsules DDAVP Nasal Solution 0.01% $439.36 5 mL Average daily costs range between ~$10-$15/day Source: PriceRx database query conducted by IQVIA on 11/9/2017.

66 Situation and insights 400+ 400+ 40+ interviews with urologists, OB/GYNs, UroGYNs, PCPs, NPs, and PAs patients included in qualitative and quantitative studies interviews with P&T committee members within large national and regional MCOs Comprehensive, ongoing market research with HCPs, patients, and payers

67 HCPs’ ability to offer patients symptomatic relief from nocturia is variable Most doctors acknowledge that current treatments don’t work well on nighttime symptoms • Nocturia is typically discovered during routine H&P or “review of systems” and tends to be more frequently talked about directly with patients by urologists and OB/GYNs • HCPs look at nocturia as a symptom and do their best to identify and address the underlying cause, whether it is (1) a medical condition like BPH, (2) behavioral/ lifestyle choices, or (3) medication-related (eg, loop diuretics) • While their results vary in addressing patients’ nocturia, depending upon the cause, it is generally understood that medical treatments (eg, anti- cholinergics) do not work well on nighttime symptoms1 1. Van Kerrebroeck P, et al. Nocturia research: current status and future perspectives. Neurourol Urodyn. 2010;29(4):623-628. Source: Physician interviews. October 2017.

68 HCPs believe the way to highlight the importance of addressing nocturia is to point out that it can substantially impact QoL They recommend emphasizing individual QoL benefits • Rather than focus on one particular effect of nocturia, HCPs told us that improving the patient’s QoL is the paramount goal in addressing nocturia: helping the patient to enjoy an uninterrupted night’s sleep will yield multiple QoL and health-related dividends • While not a sleep story, per se, HCPs feel that the value of addressing nocturia is promoting a more “sustained, restorative” sleep, which in turn yields differential benefits, depending upon the patient type (eg, more productivity for those who are working, safety for older patients) and expected associated benefits of improved sleep • In seeking to encourage a greater focus on nocturia, HCPs emphasize that while offering symptomatic relief is an important goal, looking for the underlying cause of the nocturia remains their medical responsibility Source: Physician interviews. October 2017.

69 Impact of nocturia on patients is variable: for most, it is frustrating but viewed as a natural consequence of aging Most people experiencing nocturia are unaware that this condition even has a name Variability is driven by: o Frequency of sleep disruptions o Ease of falling back to sleep o Ability to accommodate sleep disruptions – Impacts working patients more o Other comorbid health issues o Impact on partner sleep Nocturia is seen by most as a natural consequence of aging: o Onset is gradual o It is often not discussed with the HCP o May be associated with other urinary conditions (eg, BPH, OAB) o Not seen as treatable There are different segments of patients experiencing nocturia o Variation is driven by – Bother – Ability to fall back to sleep – Age – Work status – Comorbidity Source: Patient interviews. October 2017.

70 Patients face barriers in talking to doctors about their nocturia—they don’t (yet) have a name for it Why It Gets Raised Why It Does Not Get Raised or Addressed • Patient has other urinary symptoms, particularly daytime symptoms (OAB, BPH) • The patient’s nocturia is very bothersome (multiple voids a night, inability to fall back to sleep) o It is significantly impacting the patient’s ability to function during the day, esp. function on the job • A natural part of the aging process • Lack of awareness of potential treatment options • The onset is gradual that it’s often hard to notice that there is a problem • Symptoms are often forgotten about during the day • Belief that a “weak bladder” is a natural condition after having children • Belief that symptoms are not (or are) a “red flag” of a potentially serious underlying medical condition Physician and patient education early and often is key Source: Patient interviews. October 2017.

71 Payers do not actively manage or monitor nocturia as it is a low-cost area for plans and lower priority overall Source: Payer interviews. July 2017. Current Market Access Environment Management • Low priority is placed on nocturia because it is a low-cost, low-burden lifestyle disease • Coverage is mostly dependent on cost of the product and generic availability Formulary Positioning • At launch, majority of branded products will be placed on tier 3 for both commercial and Medicare plans • Contracting and rebates are needed for preferred tiering (especially Part D) Restrictions • “Me too” products run the risk of restrictions and non-coverage, particularly on Medicare plans • Step edits are common for high-cost products or branded products with generic availability “We don't have any case management [for nocturia]; it’s really not on our radar screen. If you think about what we call basically urinary incontinence, that borders on a lifestyle-type disease state and therefore we don’t put a lot of emphasis on that. Health plans are dealing with expensive orphan or oncology drugs, so this is really way down the line for us.” - MCO Payer “Tiering is based on price, cost, and contracting. For new agents where contracting isn't good, we put them on tier 3. For example, Myrbetriq is currently non- preferred with step edits.” - MCO Payer

72 Today No specific treatment for nocturia; payers are focused elsewhere; HCPs and patients are frustrated Future Noctiva – a treatment of choice for nocturia for payers, HCPs, and patients

73 Today No specific treatment for nocturia; payers are focused elsewhere; HCPs and patients are frustrated Future Noctiva - a treatment of choice for nocturia for payers, HCPs, and patients Our approach Market Expansion Expand to drive broad market adoption Specialist-Focused Establish leading market position among specialists quickly Pre-Launch Energize the market early and often

74 Overarching launch plan Expand to drive broad market adoption Establish leading market position among specialists quickly Energize the market early and often • Shape market by educating high-value HCPs and payers • Ensure positive first experiences for target HCPs and their patients to drive early adoption • Integrate and educate patients to self-identify and “get in line” for new treatment • Target key prescribers of currently treated patients and create advocates to drive rapid uptake • Drive patients with unresolved symptoms to demand the first and only FDA-approved treatment • Expand prescriber base to diagnose and treat with Noctiva as their first-line choice • Build broad consumer awareness to drive diagnosis and treatment with Noctiva

Launch update and timing

Noctiva™
(desmopressin acetate) Nasal Spray

Q4'17	Q1'18	Q2'18	Q3'18	Q4'18

Phase 1: Foundation building

Phase 2: Disease-state education and early experience

Phase 3: Full commercial specialty-focused launch

Objectives:

- Secure top talent for key positions
- Prepare Noctiva for specialty-focused launch, including full campaign
- Develop relationships with key opinion leaders and professional organizations
- Develop economic and clinical value proposition for Noctiva, and begin payer outreach to prioritized accounts

Objectives:

- Raise awareness with HCPs with a focused disease-state educational campaign
- Ensure positive early experiences with a targeted patient access and assistance program
- Implement early access program(s) through "soft launch" with controlled distribution
- Payer and market access engagement

Objectives:

- Maximize the value of Noctiva with high nocturia-treating specialists
- Partner with large group practices to drive efficiencies while ensuring broad reach through sales team
- Employ disruptive patient identification and engagement programs
- Execute coordinated medical publication strategy to ensure a continuous flow of clinical data
- Expand payer coverage reach and Part D contracting

75

76 Organizational build update All teams (except sales reps) to be on board by December 2017. Sales team by January 2018 Market Access 4 National Account Managers + contracted team 1 Patient Access and Reimbursement Lead 8 MSLs, contracted 1 Medical Lead, contracted part-time Medical & Clinical Sales Management 1 Head of Sales 8 District Managers 80 Reps covering ~10,000 high-volume prescribers Contracted through leading CSO Sales Team 1 Head of Urology 2 Brand Team Members Marketing

77 Sales force size and structure Source: Avadel/QI - Sales Force Design for Noctiva – HCP Segmentation. HCP Specialty Does an HCP specialty/ practice make them more apt to adopt our therapy? 6 • HCP specialty and practice affiliation 4 • NBRx in the Noctiva market Dynamic Market Volume How likely is the HCP to initiate new therapy or switch? Nocturia Diagnoses How often does the HCP Dx patients with nocturia? 2 • Nocturia diagnoses 3 Market Potential How big an opportunity does the customer present? • TRx for patients aged 50+ Early Adoption How likely is an HCP willing to try new therapies? 5 • Adoption analog activity Patients With Nocturia How many patients with nocturia does the HCP treat (modeled)? 1 • Noctiva patient volume at HCP level HCP segmentation and valuation framework is primarily based on 6 key dimensions

78 As might be expected, top nocturia market writers tend to cluster in metropolitan areas Source: QI Nocturia Segmentation and Predictive Modeling October 2017 based on Xponent and Claims Databases, MAT July 2017. Top Nocturia Writers 1 Dot = 5

80 optimized territories cover ~81% of targeted HCPs and ~90% of all current nocturia diagnosis claims

Noctiva™
(desmopressin acetate) Nasal Spray



- 10,000+ specialty targets for year 1
- 80 Reps making up 8 total districts
- 8 MSLs aligned against districts
- 7 NAMs against prioritized payers

Top Nocturia Writers (1 Dot = 5)

In Noctiva footprint

In Noctiva whitespace

Source: QI Nocturia Segmentation and Predictive Modeling October 2017 based on Xponent and Claims Databases, MAT July 2017.00.

79

Key financial updates

Noctiva™
(desmopressin acetate) Nasal Spray

Transformational opportunity requires significant and disciplined investment

2018 launch investment of $50M+	• ~50% on new teams • ~20% on promotional campaign • ~20% on educational campaign • ~10% on other (data, research, PMR, etc)
Market uptake	• Expected to be impacted in the first couple of years due to market education and activation investments coupled with time to secure Part D preferred access
Pricing assumption	• Competitive to most commonly used branded agents currently prescribed

80

81 Revenue opportunity $250M-400M peak revenue opportunity Assumes 6% to 10% penetration of currently treated pool at peak Maximizing the specialist opportunity will lead to expanding our treater base and building broader condition and Noctiva awareness. $500M-750M+ revenue opportunity Assumes 11% to 15+% penetration and a 20% growth in the treated patient pool at peak Specialist-focused launch Expanded launch opportunity

82 Summary Noctiva provides significant growth catalyst and potential value creation opportunity for our shareholders Transformational opportunity for AvadelA Innovative and differentiated productB First and only FDA-approved medication in highly prevalent conditionC Documented serious health-related consequences of no or ineffective treatments D Strong IP position (2030) with exclusive state-of-the-art manufacturing facilityE

83 Q&A

84 Closing remarks Future 2018 and beyond… Present 2012-2017 Past 1990-2012 • Focused on drug delivery and life-cycle plays for large pharma with no internal pipeline or long-term growth strategy • Unprofitable with only one product approval. No organizational direction or growth plan • Profitable with internal pipeline development: enabling growth organically and through business development • 5-year plan: Growing specialty pharma company • $500+ million in sales • >$1B market cap • Distinctive product offerings for patients and providers

85 Thank You